Exhibit 99.7

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 11, 2016.

Vote by Internet • Go to www.envisionreports.com/AF • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of October 28, 2015, by and between Astoria Financial Corporation (“Astoria”) and New York Community Bancorp, Inc., as such agreement may be amended from time to time (“Astoria merger proposal”).	☐	☐	☐	+

		For	Against	Abstain
2.	To approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Astoria may receive in connection with the Astoria merger proposal pursuant to existing agreements or arrangements with Astoria.	☐	☐	☐

		For	Against	Abstain
3.	To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Astoria merger proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the special meeting or adjournment thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Astoria Financial Corporation

Notice of Special Meeting of Stockholders

Proxy Solicited by Board of Directors for the Special Meeting of the Stockholders to be Held on April 12, 2016

The undersigned hereby appoints [    ] and [    ], acting individually, as proxy, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and vote all shares of common stock that the undersigned is entitled to vote, with all the powers that the undersigned would possess if personally present, at the special meeting of stockholders of Astoria Financial Corporation (“Astoria”) to be held at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040 on April 12, 2016, at 9:30 a.m. local time or at any adjournment or postponement thereof (the “Special Meeting”). The validity of this proxy is governed by the laws of the State of Delaware. This proxy does not revoke any prior powers of attorney except for proxies given in connection with the special meeting of stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 LISTED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR VOTING BY INTERNET OR TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON; OR, IF YOU PREFER, KINDLY MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. THIS PROXY MAY ALSO BE REVOKED BY SENDING A NOTICE OF REVOCATION TO ASTORIA’S CORPORATE SECRETARY AT ONE ASTORIA BANK PLAZA, LAKE SUCCESS, NY 11042-1085, STATING THAT YOU WOULD LIKE TO REVOKE YOUR PROXY; BY LOGGING ON THE INTERNET WEBSITE SPECIFIED ON THE REVERSE SIDE; BY CALLING THE TELEPHONE NUMBER SPECIFIED ON THE REVERSE SIDE; OR BY SENDING A COMPLETED PROXY CARD BEARING A LATER DATE THAN YOUR ORIGINAL PROXY CARD.

(Items to be voted appear on reverse side.)